Exhibit 99.1

Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D/A relating to the Common Stock of TELA Bio, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: January 19, 2022

	EW HEALTHCARE PARTNERS FUND 2, L.P.	INDIVIDUALS:

By: EW Healthcare Partners Fund 2 GP, L.P.,
Its General Partner

	By: EW Healthcare Partners Fund 2-UGP, LLC,	/s/ Martin P. Sutter
	Its General Partner	Name: Martin P. Sutter

By:	/s/ Martin P. Sutter	/s/ R. Scott Barry
	Name: Martin P. Sutter	Name: R. Scott Barry
Title: Managing Director

	EW HEALTHCARE PARTNERS FUND 2-A, L.P.	/s/ Ronald Eastman
Name: Ronald Eastman

By: EW Healthcare Partners Fund 2 GP, L.P.,
Its General Partner

	By: EW Healthcare Partners Fund 2-UGP, LLC,	/s/ Petri Vainio
	Its General Partner	Name: Petri Vainio

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director

EW HEALTHCARE PARTNERS FUND 2 GP, L.P. By: EW Healthcare Partners Fund 2-UGP, LLC, Its General Partner

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director

EW HEALTHCARE PARTNERS FUND 2-UGP, LLC

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director